EXHIBIT 1.1

$200,000,000

HELIX ENERGY SOLUTIONS GROUP, INC.

UNDERWRITING AGREEMENT

3.25% Convertible Senior Notes due 2032

New York, New York
March 7, 2012
Raymond James & Associates, Inc.
As Representative of the
     several Underwriters listed
     in Schedule I hereto

880 Carillon Parkway
St. Petersburg, FL 33716

Ladies and Gentlemen:

Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2032 (the “Notes”).  The Notes shall be convertible into 39.9752 shares of common stock, no par value, of the Company (the “Common Stock”), per $1,000 principal amount of Notes, as described in the Prospectus, defined below.  The shares of Common Stock into which the Notes may be converted are referred to herein as the “Conversion Shares.”  The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.”  The Notes will be issued under an indenture dated as of March 12, 2012 the “Indenture”) between the Company and The Bank of New York Mellon Trust Co., N.A., as trustee (the “Trustee”).  The Notes are described more fully in the Prospectus, referred to below.  If the firm listed as addressee above is the only firm listed in Schedule I hereto, then the terms “Underwriters” and “Representative,” as used herein, each shall be deemed to refer to such firm.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes as follows:

1. Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-179937), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule  430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.  All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(b) Disclosure Package.  The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act, if any, identified in Schedule II hereto (each, an “Issuer Free Writing Prospectus”); (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule II hereto.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than a communication referred to in clauses (A), (B), (C), (D) and (E) above.  As of 7.45 a.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date (as hereinafter defined), the Disclosure Package did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of each time of broadcast, and as of the Closing Date, each electronic road show, when taken together as a whole with the Disclosure Package, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c) Registration Statement, Prospectus and Incorporated Documents.  As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, (ii) the Underwriter Information, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act.  The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d) Ineligible Issuer.  (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e) Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus, or the Prospectus, that had not or has not been superseded or modified.  If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.  Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(f) Well Known Seasoned Issuer.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, under Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption under Rule 163 under the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(g) Indenture.  The Indenture has been duly authorized by the Company and, on the Closing Date, will have been (i) duly qualified under the Trust Indenture Act and (ii) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the trustee, will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(h) Notes.  The Notes have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Notes conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(i) Conversion Shares.  The Conversion Shares have been duly and validly authorized and reserved by the Company, and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe for purchase securities of the Company or any subsidiary of the Company; the Conversion Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(j) No Conflicts.  The issue and sale of the Notes, the issuance of the Conversion Shares, the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) No Consents Required.  No consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issuance and sale of the Notes, the issuance of the Conversion Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except such as have been obtained or made by the Company and are in full force and effect or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Notes.

(l) Material Adverse Effect.  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, or except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus, except, in any case referred to in clause (i), (ii) or (iii) above, where the effect of which, would not, individually or in the aggregate, be materially adverse to the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or to the performance of the Company of its obligations under the Securities (a “Material Adverse Effect”).

(m) No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any material term, obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Statements.  The statements set forth in the Prospectus under the captions “Description of Notes” and “Description of Our Debt Securities” insofar as they purport to constitute a summaries of the terms of the Securities, and under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(o) Legal Proceedings.  Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, regulatory or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.  There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(p) Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Notes, the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) Authorizations.  The Company and its subsidiaries possess all licenses, permits and authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, permit or authorization, or has any reason to believe that any such license, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Independent Registered Public Accounting Firm.  Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, and have audited the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(s) Accounting Controls.  The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t) Disclosure Controls.  The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(u) Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(v) Organization and Good Standing.

(i) The Company has been duly organized and is validly existing as a corporation with active status under the laws of the state of Minnesota and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(ii) Each subsidiary of the Company that is set forth on Schedule IV hereto (the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(iii) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding (i) capital stock of each Significant Subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable and (ii) membership interests of each Significant Subsidiary of the Company that is limited liability company have been validly issued and the Company has no obligation to make any further payment for the purchase of the same or to make contributions to such Significant Subsidiary solely by reason of its ownership of such membership interests.  All of the issued and outstanding equity of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Significant Subsidiary.  The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization.”

(w) Underwriting Agreement.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company.

(x) Financial Statements.  The consolidated financial statements and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated statements of financial condition, income and comprehensive income, changes in shareholders’ equity and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(y) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(aa) No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb) Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) No Criminal Proceedings. To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company or any of its subsidiaries (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(dd) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

(ee) Reserve Reports.  The information underlying the estimates of the reserves of the Company and its Subsidiaries appearing in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and also incorporated by reference into the Disclosure Package and the Prospectus, which was supplied by the Company to Huddleston & Co., Inc. (“Huddleston”) independent petroleum engineers, for purposes of preparing the reserve reports (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties (collectively, the “Reserve Information”), was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Huddleston were prepared in good faith and with a reasonable basis; the Reserve Information was prepared in accordance with customary industry practices; Huddleston were, as of the dates of the Reserve Reports, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports such as to have a Material Adverse Effect; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act as in effect as of the date reported.

(ff) Preemptive Rights. There are no preemptive rights or other rights (other than the rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Prospectus or the Disclosure Package) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(gg) Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(hh) Good Title to Property. The Company and each of its subsidiaries has good and valid title to all property (whether real or personal) described in the Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Prospectus and the Disclosure Package and those that would not, individually or in the aggregate materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the property described in the Prospectus and the Disclosure Package as being held under lease by the Company or any of its subsidiaries is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary.

(ii) Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that would not have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.

(jj) No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.

The Company is not aware that any key employee or significant group of employees of the Company or any of the subsidiaries plans to terminate employment with the Company or any of the subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(kk) Taxes. Except as disclosed in its filings with the Commission, the Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Disclosure Package and the Prospectus. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(ll) ERISA. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(mm) Compliance with Environmental Laws. Except as otherwise disclosed in its filings with the Commission, the Company and each of its subsidiaries (i) is and has been in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees, judgments, and provisions of license contracts relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(nn) Insurance. The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied.  Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package and the Prospectus.

(oo) Brokers Fees. Except as disclosed in the Prospectus and Disclosure Package there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(pp) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(qq) New York Stock Exchange; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE for maintenance of inclusion of the Common Stock thereon.

2. Purchase and Sale.

(a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 98.0% of the principal amount thereof plus accrued interest, if any, from March 12, 2012.  The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Notes will be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 A.M., New York City time, on March 12, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Agreements.  The Company covenants and agrees with the several Underwriters that:

(a) During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the

Representative a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representative a reasonable amount of time in advance of filing. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR.  The Company will advise the Representative promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b) Ongoing Compliance.  If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Notes, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c) Earnings Statement.  The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d) Delivery of Copies.  The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.

(e) Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required (i) to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Lock-Up.  During the period of 90 days from the date of this Agreement, without the prior written consent of the Representative, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes as contemplated by this Agreement, the issuance of the Conversion Shares, and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Disclosure Package and the Prospectus.  As used herein, “Relevant Security” means the Common Stock, any other equity security of the Company or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.  The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

(g) Final Term Sheet.  The Company will prepare a final term sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Representative and contained in Schedule III of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(h) Issuer Free Writing Prospectus.  The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) above.

(i) Additional Documents Filed or Incorporated by Reference.  The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Renewals.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representative.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 90 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k) Commission Notice.  If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l) Filing Fee.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act, and in any event prior to the Closing Date.

(m) Use of Proceeds.  The Company will apply the net proceeds from the sale of the Notes substantially as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(n) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes or the Common Stock.

(o) Reports. So long as the Notes are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(p) Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q) Reservation of the Conversion Shares.  The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

4. Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Notes are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representative prior to the Closing Date);

(ii) the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Ratings.  On or after the date hereof and up to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there shall not have been any change or decrease specified in the letter or letters referred to in Sections 4(g) and 4(h) or (ii) no event or condition of a type described in Section 1(k) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and, in any case referred to in clause (i) or (ii) above, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(d) Company Opinions.

(i) The Company shall have furnished to the Representative the opinion of Locke Lord LLP, counsel for the Company, dated the Closing Date, to the effect that:

(A) each of the Company and its Significant Subsidiaries incorporated under the laws of any state of the United States (the “Domestic Significant Subsidiaries”) is validly existing and in good standing or with active status under the laws of its jurisdictions of organization, is duly qualified to do business and is in good standing or with active status in the jurisdiction set forth opposite its name set forth on Schedule II hereto and in each additional jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;

(B) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Domestic Significant Subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not so described or filed as required;

(C) the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization and all the outstanding shares of capital stock or other equity interests of each Domestic Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable;

(D) this Agreement, the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

(E) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission;

(F) the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the Trust Indenture Act;

(G) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(H) the Company has full right, power and authority to execute and deliver each of this Agreement and the Indenture and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the Indenture and the consummation of the transactions contemplated thereby has been duly and validly taken;

(I) no consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Notes or the issuance of the Conversion Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Notes;

(J) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; and the Notes have been duly and validly authorized for issuance and sale, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(K) the Conversion Shares (1) have been reserved for issuances and (2) when issued and delivered pursuant to this Agreement and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock in the Prospectus;

(L) the issue and sale of the Notes, the issuance of the Conversion Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Material Contract, or (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its Domestic Significant Subsidiaries, except, in the case of clause (i) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

For purposes of this Section 4(d)(i)(L), “Material Contract” means those agreements, arrangements and understandings which have been (x) filed with the Commission on behalf of the Company or (y) identified to such counsel by the Company as an indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject for which any conflict, breach, violation or default arising from execution and delivery of, and compliance by the Company with all of the provisions of this Agreement and the Indenture would have a Material Adverse Effect.

(M) the issue and sale of the Securities, the issuance of the Conversion Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not result in the violation of any law or statute or, to the best knowledge of such counsel, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any Domestic Significant Subsidiary or any of its respective properties or assets, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(N) such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement;

(O) the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “ERISA Considerations” and “Material U.S. Federal Income Tax Considerations”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the best knowledge of such counsel; there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus;

(P) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act;

(Q) the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

provided, however, that opinions with respect to Minnesota law shall be provided by Moss & Barnett, A Professional Association, Minnesota counsel to the Company.

In rendering each such opinion, such counsel shall also state that, although it has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Disclosure Package and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements.  Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Notes.  Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at each time it became effective (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at each time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Disclosure Package, taken as a whole as of the Initial Sale Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the date hereof and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and New York or the United States to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(ii) The Company shall have furnished to the Representative the opinion of Scottish counsel for the Company, dated the Closing Date, to the effect that:

(A) each of the Significant Subsidiaries organized under the laws of Scotland (the “Scottish Significant Subsidiaries”) is validly existing and in good standing or with active status under the laws of Scotland, is duly qualified to do business and are in good standing or with active status in each jurisdiction set forth opposite its name set forth on Schedule II hereto in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;

(B) all the outstanding shares of capital stock or other equity interests of each Scottish Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are registered in the name of Helix Energy Solutions (U.K.) Limited; and

(C) such counsel is without knowledge that there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the any Scottish Significant Subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus which is omitted or not adequately disclosed therein.

e) Underwriter Opinion.  The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the issuance of the Conversion Shares, the Indenture, the Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Certificate.  The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) The financial data appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and also incorporated by reference into the Disclosure Package and the Prospectus concerning (i) backlog of work for the Company’s services as of December 31, 2011 and (ii) “Adjusted EBITDAX” for each of the years ended December 31, 2011, 2010, 2009, 2008 and 2007 in each case comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated;

(iii) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iv) except as set forth in or contemplated in the Disclosure Package and the Prospectus, no event set forth in Sections 4(b) and (c) shall have occurred.

(g) Ernst & Young Comfort Letter. At the time this Agreement is executed, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representative, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) Reading the minutes of the meetings of the stockholders, the board of directors, the Corporate Governance and Nominating Committee, Compensation Committee and the Audit Committee of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on any unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus to the date of the latest available interim financial data; and

(C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements under the Exchange Act and the published rules and regulations thereunder;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles;

(3) (a) at the date of the latest available interim financial data and at the specified date not more than three business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital, any increase in the consolidated long-term debt, or any decrease in consolidated net current assets or shareholders’ equity (other than scheduled repayments of such debt) of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus or (b) for the period from the date of the latest available financial data to a specified date not more than three business days prior to the delivery of such letter, there was any decrease, as compared with the corresponding period in the preceding year, in the consolidated net revenue, the total or per-share amounts of income before extraordinary items or the net income of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, any Preliminary Prospectus and the Prospectus discloses have occurred or may occur, or Ernst & Young LLP shall state any specific changes or decreases.

(iv) The letter shall also state that Ernst & Young LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and which are specified by the Representative and agreed to by Ernst & Young LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect set forth in this paragraph (g).

(h) Deloitte & Touche LLP Comfort Letter. At the time this Agreement is executed and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative a letter or letters, dated as of the date of this Agreement or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, confirming substantially the same matters as in paragraph (g) above, but only concerning the financial statements of Deepwater Gateway, L.L.C. and Independence Hub, LLC.

(i) Petroleum Engineers’ Certificate.  The Underwriters shall have received from Huddleston a certificate, dated the closing date, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, to the effect that:

(i) The Reserve Information was true and correct in all material respects on the dates of such Reserve Reports;

(ii) Huddleston were, as of the dates of the Reserve Reports, and are, as of the date hereof, independent petroleum engineers with respect to the Company;

(iii) other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Disclosure Package and the Prospectus, to the knowledge of Huddleston, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports such as to have a Material Adverse Effect; and

(iv) estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act as in effect as of the date reported.

(j) The Underwriters shall have received from each of the officers and directors listed on Schedule V hereto an executed Lock-Up Agreement in substantially the form of Exhibit A hereto.

(k) Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l) Disclosure.  There shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5. Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of any transfer agent or trustee for the Notes, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company’s counsel, accountants and petroleum engineers, (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses of any depository and any nominee thereof in connection with the Notes and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the names of the Underwriters on the cover page of and under the caption “Underwriting” in the Prospectus, the last paragraph on the cover page of the Prospectus and the statements set forth in the paragraph under the caption “Underwriting—Stabilization”, the first and second sentences in the first paragraph under the caption “Underwriting—Commission and Discounts” and the second sentence in the paragraph under the caption “Underwriting—Market Making.”

(c) Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Raymond James & Associates, Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Default by an Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 7, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally or in the common stock of the Company listed on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or proceed with the offering of the Notes.

9. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes.  The provisions of Section 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10. Notices.  All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: John Critchlow, Facsimile Number: (727) 567-8247 and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Anna Pinedo, Facsimile Number: (212) 468-7900. or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060, Attention: Peggy Fitzgerald, Facsimile Number: (281) 618-0505 with a copy to Locke Lord LLP, 100 Congress Avenue, Suite 300, Austin, Texas 78701, Attention: Michelle Earley, Esq., Facsimile Number: (512) 391-4818.

11. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b) The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Authority of the Representative.  Any action by the Underwriters hereunder may be taken by Raymond James & Associates, Inc., on behalf of the Underwriters, and any such action taken by Raymond James & Associates, Inc. shall be binding upon the Underwriters.

15. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

Very truly yours,
HELIX ENERGY SOLUTIONS GROUP, INC.
By:	/s/ Lloyd Hajdik
Name: Lloyd Hajdik
Title: Senior Vice President - Finance and Chief Accounting Officer

CONFIRMED AND ACCEPTED

as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

For themselves and on behalf of the

several Underwriters listed

in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:_/s/ Kent Nelson___________
Senior Managing Director
Authorized Signatory

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Raymond James & Associates, Inc.	$200,000,000

Total	$200,000,000

SCHEDULE II

Issuer Free Writing Prospectuses
Final Term Sheet, as set forth in Schedule III

SCHEDULE III

Pricing Term Sheet dated March 7, 2012

HELIX ENERGY SOLUTIONS GROUP, INC.
$200 MILLION 3.25% CONVERTIBLE
SENIOR NOTES DUE 2032

Summary of Terms for Issuance

Issuer:	Helix Energy Solutions Group, Inc.

Security:	3.25% Convertible Senior Notes due 2032.

Trading Symbol of Common Stock:	The issuer’s common stock is listed on the NYSE under the symbol “HLX.”

Principal Amount:	$200 million.

Issue Price:	100% plus accrued interest, if any, from issue date—March 12, 2012.

Net Proceeds to Issuer:	$196 million, before expenses.

Use of Proceeds:
The issuer estimates that its net proceeds from the sale of the notes will be approximately $195 million after deducting the underwriting fees and all estimated offering expenses that are payable by the issuer. The issuer intends to use the net proceeds from the sale of the notes to repurchase and retire $110.7 million of its existing $300 million principal amount of 3.25% Convertible Senior Notes due 2025 (“3.25% Convertible Senior Notes”), in separate, privately negotiated transactions, and for other general corporate purposes, including the repayment of other indebtedness.

Ranking:
The notes will be the issuer’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of the issuer’s existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of its subsidiaries, including trade payables.

Trade Date:	March 7, 2012.

Settlement Date:	March 12, 2012 (T+3).

Maturity Date:	March 15, 2032, unless earlier redeemed, repurchased or converted.

Interest Rate:	3.25% per annum.

NYSE Last Reported Sale Price on March 6, 2012:	$18.53.

Premium:	35.00% above the NYSE Last Reported Sale Price on March 6, 2012.

Initial Conversion Price:	Approximately $25.02 per share of HLX common stock.

Initial Conversion Rate:	39.9752 shares of HLX common stock per $1,000 principal amount.

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2012.

Contingent Interest:
Beginning with the period commencing on March 20, 2018 and ending on September 14, 2018, and for each of the six-month periods thereafter commencing on September 15, 2018, contingent interest will be paid if the average trading price of the notes on the five trading days ending on the third trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.25% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.

Conversion Rights:
Holders may convert their notes at their option prior to December 15, 2031 only under the following circumstances:
· during any calendar quarter after the calendar quarter ending March 31, 2012, if the closing sale price of the issuer’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter;

· during the five consecutive business days immediately after any five consecutive trading day period  in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

· if the issuer has called the notes for redemption and the redemption has not yet occurred; and

· if the issuer makes certain distributions on shares of its common stock or engages in certain specified corporate transactions (see below).

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, December 15, 2031 to, and including, the business day immediately preceding the maturity date.

Optional Redemption:
Prior to March 20, 2018 the notes will not be redeemable. On or after March 20, 2018, the issuer may, at its option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including contingent interest, if any.

Repurchase by the Issuer at the Holder’s Option:
On March 15, 2018, March 15, 2022 and March 15, 2027, any holder may require the issuer to repurchase its notes for cash. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the repurchase date.

Repurchase by the Issuer at the Holder’s Option Upon a Fundamental Change:
Holders may require the issuer to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) at any time prior to the notes’ maturity following a fundamental change, as further described in the prospectus supplement.

Make-Whole Shares Under Certain Circumstances:
The issuer will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of certain transactions (a “make-whole fundamental change”) to, and including, the 30th business day after the actual effective date of the make-whole fundamental change, according to the following table:

Effective Date	$ 18.53	$ 20.00	$ 22.50	$ 25.00	$ 27.50	$ 30.00	$ 35.00	$ 40.00	$ 45.00	$ 50.00	$ 55.00	$ 60.00	$ 65.00	$ 70.00	$ 75.00
March 15, 2012	13.98	12.04	9.53	7.72	6.38	5.36	3.94	3.02	2.38	1.93	1.58	1.31	1.09	0.92	0.77
March 15, 2013	13.69	11.66	9.06	7.22	5.88	4.88	3.52	2.67	2.09	1.68	1.38	1.14	0.96	0.80	0.68
March 15, 2014	13.04	10.94	8.29	6.45	5.14	4.19	2.95	2.20	1.71	1.37	1.12	0.93	0.78	0.65	0.55
March 15, 2015	12.60	10.34	7.54	5.66	4.36	3.46	2.34	1.71	1.32	1.06	0.87	0.72	0.60	0.51	0.43
March 15, 2016	12.32	9.79	6.71	4.72	3.43	2.58	1.63	1.16	0.90	0.72	0.60	0.50	0.42	0.36	0.30
March 15, 2017	12.44	9.39	5.70	3.45	2.17	1.45	0.82	0.57	0.45	0.37	0.31	0.26	0.22	0.19	0.16
March 15, 2018	8.19	5.98	3.10	1.04	0.08	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Conversion Settlement:	Common stock, cash or a combination of cash and common stock.

Events of Default:
If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default.

U.S. Federal Income Tax Considerations:
Under the indenture governing the notes, the issuer and each holder agree to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the U.S. Treasury Department (“Treasury”) regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest income on the notes will accrue at the rate of 7.50% compounded semi-annually. A U.S. holder will be required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. holder may recognize interest income significantly in excess of stated interest payments received while the notes are outstanding.

CUSIP/ISIN:	42330PAG2

Sole Book-Running Manager:	Raymond James & Associates, Inc.

Helix Energy Solutions Group, Inc. has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents filed with the SEC and incorporated by reference in such documents for more complete information about Helix Energy Solutions Group, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of these documents by calling Raymond James & Associates, Inc. at (800) 248-8863.

SCHEDULE IV

Significant Subsidiaries

Name of Subsidiary	Jurisdiction of Formation

Canyon Offshore, Inc.	Texas
Canyon Offshore Limited	Scotland
Canyon Offshore International Corp.	Texas
Helix Well Ops (U.K.) Limited	Scotland
Helix Well Ops Inc.	Texas
Energy Resource Technology GOM, Inc.	Delaware
Cal Dive I-Title XI, Inc.	Texas
Helix Vessel Holdings LLC	Delaware
Caesar Holding Co LLC	Delaware
Helix Subsea Construction, Inc.	Delaware
Kommandor LLC (81% interest)	Delaware
Helix Ingleside LLC	Delaware
Deepwater Gateway, L.L.C. (50%)	Delaware
Independence Hub, LLC (20%)	Delaware

SCHEDULE V

LOCK-UP SIGNATORIES

Officers
Owen Kratz
Anthony Tripodo
Alisa B. Johnson
Johnny Edwards
Clifford V. Chamblee
Lloyd A. Hajdik

Directors
Owen Kratz
John V. Lovoi
T. William Porter, III
Nancy K. Quinn
William L. Transier
James A. Watt

NY2-699339 v9

EXHIBIT A

Form of Lock-up Agreement

___________, 2012

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Helix Energy Solutions Group, Inc., Lock-Up Agreement

Ladies and Gentlemen:

This letter (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and you as the Underwriter named therein, relating to the offering (the “Offering”) by the Company of its 3.25% Convertible Senior Notes due 2032 (the “Notes”) in an aggregate principal amount of up to $200 million.

In order to induce you to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc., during the period from the date hereof until ninety (90) days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.  The foregoing sentence shall not apply to: (1) the transfer the undersigned’s shares of a Relevant Security as a bona fide gift or gifts by will or intestacy; (2) the transfer of the undersigned’s shares of a Relevant Security to its affiliates, as such term is defined in Rule 405 under the Securities Act; (3) the transfer of the undersigned’s shares of a Relevant Security to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that any such transfer shall not involve a disposition for value; (4) the transfer of the undersigned’s shares of a Relevant Security with the written consent of Raymond James & Associates, Inc.; (5) transactions in Relevant Securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period); or (6) the establishment of any contract, instruction or plan (a ‘‘Plan’’) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of Relevant Securities shall be made pursuant to a Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Plan in any public report or filing with the Securities and Exchange Commission (the “Commission”) under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Plan. Notwithstanding the foregoing, in the case of any transfer pursuant to (1) through (4) above, each resulting transferee (or trustee, as applicable) of Relevant Securities shall execute and deliver to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.

Nothing in this Agreement shall prohibit any grant or exercise of options to purchase a Relevant Security pursuant to the Company’s or Subsidiary’s option plans.

As used herein, (i) “Relevant Security” means the common stock (the “Common Stock”), any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security, and (ii) “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.  The undersigned hereby further agrees that, without the prior written consent of Raymond James & Associates, Inc., during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By: _____________________________

Print Name: _______________________